Exhibit 10.35

LCC INTERNATIONAL, INC.
AMENDED AND RESTATED EQUITY INCENTIVE PLAN
NON-INCENTIVE STOCK OPTION AGREEMENT
TERMS AND CONDITIONS

     This Non-Incentive Stock Option Agreement Terms and Conditions sets forth certain of the terms and conditions of the option grant made by LCC International, Inc., a Delaware corporation (the “Company”), to each person who has executed a grant letter (the “Grant Letter”) on or after August    , 2004 (an “Optionee”). (These Non-Incentive Terms and Conditions and the Grant Letter are collectively referred to herein as the “Stock Option Agreement”).

     WHEREAS, the Company has duly adopted the LCC International, Inc. Amended and Restated Equity Incentive Plan (the “Plan”), which Plan authorizes the Company to grant to eligible individuals options for the purchase of shares of the Company’s Class A Common Stock, par value $.01 per share (the “Stock”); and

     WHEREAS, the Company has determined that it is desirable and in its best interests to grant to the Optionee, pursuant to the Plan, an option to purchase a certain number of shares of Stock, in order to provide the Optionee with an incentive to advance the interests of the Company and any Affiliate thereof;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

     1. GRANT OF OPTION

     Subject to the terms of the Plan, the Company hereby grants to the Optionee the right and option (the “Option”) to purchase from the Company, on the terms and subject to the conditions set forth in the Plan and in this Stock Option Agreement, the number of shares of Stock set forth in the Grant Letter. This Option shall not constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The date of grant of this Option is the date set forth as the Date of Grant in the Grant Letter, and is the date on which the grant of the Option was approved by the Compensation and Stock Option Committee of the Board of Directors of the Company (the “Committee”).

     2. PARACHUTE LIMITATIONS

     Notwithstanding any other provision of the Stock Option Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Optionee (including groups or classes of Optionees or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a “Benefit Arrangement”), if the Optionee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by the Optionee and any right to receive any payment or other benefit under this Stock Option Agreement shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee under the Stock Option Agreement, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee under this Stock Option Agreement to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee from the Company under this Stock Option Agreement, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Optionee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Stock Option Agreement, in conjunction with all other rights, payments, or benefits to or for the Optionee under any Other Agreement or any Benefit Arrangement would cause the Optionee to be considered to have received a Parachute Payment under this Stock Option Agreement that would have the effect of decreasing the after-tax amount received by the Optionee as described in clause (ii) of the preceding sentence, then the Optionee shall have the right, in the Optionee’s sole discretion, to designate those rights, payments, or benefits under this Stock Option Agreement, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee under this Stock Option Agreement be deemed to be a Parachute Payment.

     3. TERMS OF PLAN

     The Option granted pursuant to this Stock Option Agreement is granted subject to the terms and conditions set forth in the Plan. All terms and conditions of the Plan are hereby incorporated into this Stock Option

Agreement by reference and shall be deemed to be part of this Stock Option Agreement, without regard to whether such terms and conditions are not otherwise set forth in this Stock Option Agreement. To the extent any capitalized words used in this Stock Option Agreement are not defined, they shall have the definitions stated for them in the Plan. In the event that there is any inconsistency between the provisions of this Stock Option Agreement and of the Plan, the provisions of the Plan shall govern.

     4. OPTION PRICE

     The purchase price (the “Option Price”) for each share subject to the Option is the exercise price set forth in the Grant Letter.

     5. VESTING IN OPTIONS

     Except as otherwise provided in Section 10(f) or in the Grant Letter, the Option becomes vested as to 1/3 of the shares purchasable pursuant to the Option on the first anniversary of the Date of Grant (the first “Anniversary Date”), if the Optionee has been providing services to the Company or any of its Affiliates continuously from the Date of Grant to the Anniversary Date. Thereafter, so long as continuous service has not been interrupted, the Option becomes vested as to an additional 1/3 of the shares subject to the Option after each of the next two Anniversary Dates, except as otherwise provided in Section 10(f) or in the Grant Letter. Service for this purpose includes service as an employee, director, advisor or consultant providing bona fide services to the Company or any of its Affiliates. For purposes of this Stock Option Agreement, termination of service would not be deemed to occur if the Optionee, after terminating service in one capacity, continues to provide service to the Company or any of its Affiliates in another capacity. Termination of service is sometimes also referred to herein as termination of employment or other relationship with the Company or any of its Affiliates. The foregoing provisions are subject to any modifications set forth in the Grant Letter.

     6. TERM AND EXERCISE OF OPTION

     (a) Term

     The Option shall terminate and all rights to purchase the shares thereunder shall cease upon the expiration of ten years after the Grant Date, unless terminated earlier pursuant to another provision of this Stock Option Agreement.

     (b) Option Period and Limitations on Exercise

     The Optionee may exercise the Option (subject to the limitations on exercise set forth in this Stock Option Agreement and in the Plan), to the extent the Option is vested and has not terminated. Any limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the Grant Date of the Option, so as to accelerate the time at which the Option may be exercised. The time at which the Option may be exercised will be accelerated and the Option shall be exercisable, in whole or in part, at any time and from time to time prior to termination of the Option after termination of employment by reason of death of Optionee or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of the Optionee.

     (c) Limitations on Exercise of Option

     Notwithstanding the foregoing Sections, in no event may the Option be exercised: (i) in whole or in part, after ten years following the Grant Date, (ii) following termination of employment or other relationship for Cause (as defined in the Plan), or (iii) following termination of employment or other relationship except as provided in Sections 7(a), 7(b), and 7(c) below.

     (d) Method of Exercise

     The Option may be exercised to the extent that shares have become exercisable hereunder by delivery to the Company on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made: (i) in cash or by certified check payable to the order of the Company; (ii) through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in Sections 6(d)(i) and 6(d)(ii) hereof. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the Optionee shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual’s ownership of such shares. An individual holding or exercising the Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     7. TERM AND EXERCISE OF OPTIONS

     (a) Termination of Employment or Other Relationship

     The Option shall remain exercisable for thirty (30) days following a termination of the employment or other relationship of the Optionee with the Company or any of its Affiliates, other than for Cause or by reason of the death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), to the extent such Option was vested at the time of termination. At the end of such thirty (30) day period, the Option shall terminate unless notice is given exercising such Option, and such Optionee shall have no further right to purchase shares pursuant to such Option. If the termination of employment or other relationship is for Cause, the Option shall terminate on the termination of employment or other relationship. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of this Stock Option Agreement shall be determined by the Committee, which determination shall be final and conclusive.

     (b) Rights in the Event of Death

     If the Optionee dies while employed by, or in the service of, the Company or any of its Affiliates, the executors or administrators or legatees or distributees of such Optionee’s estate shall have the right at any time within 180 days after the date of such Optionee’s death, and prior to termination of the Option pursuant to Section 6(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee’s death, whether or not such Option was exercisable immediately prior to such Optionee’s death.

     (c) Rights in the Event of Disability

     If the Optionee terminates employment or other relationship with the

Company or any of its Affiliates by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of the Optionee, then such Optionee shall have the right, at any time within 180 days after such termination of employment or other relationship and prior to termination of the Option pursuant to Section 6(a) above, to exercise, in whole or in part, the Option held by such Optionee at the date of such termination of employment or other relationship, whether or not such Option was exercisable immediately prior to such termination of employment or other relationship. Whether a termination of employment or other relationship is to be considered by reason of “permanent and total disability” for purposes of this Stock Option Agreement shall be determined by the Committee, which determination shall be final and conclusive.

     8. TRANSFERABILITY.

     During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the Option. You may not transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will or this Option may be transferred upon your death by the laws of descent and distribution. In addition, you may transfer this Option in accordance with Section 8.10 of the Plan subject to the terms and conditions contained in this Agreement (including the vesting conditions) by gift to one or more or your Family Members or to any other entity referred to in Section 8.10 in which Family Members (or you) own more than 50% of the voting interests.

     Except to the extent you have transferred your Option to a Family Member or an entity controlled by you or Family Members in accordance with the preceding paragraph, regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your Option in any other way.

     9. REQUIREMENTS OF LAW

     The Company shall not be required to sell or issue any securities under the Option if the sale or issuance of such securities would constitute a violation by the Optionee, the individual exercising the Option, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any securities subject to the Option upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of securities hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the 1933 Act, upon the exercise of the Option, unless a registration statement under such act is in effect with respect to the securities covered by the Option, the Company shall not be required to sell or issue such securities unless the Committee has received evidence satisfactory to it that the holder of such Option may acquire such securities pursuant to an exemption from registration under such act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the 1933 Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of securities pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Option shall not be exercisable until the securities covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

     10. EFFECT OF CHANGES IN CAPITALIZATION

     (a) Changes in Stock

     If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the grant date, the number and kind of shares subject to this Stock Option Agreement shall be adjusted proportionately and accordingly so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in Option shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of the Option, but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to this Stock Option Agreement and/or (ii) the exercise price for the Option to reflect such distribution.

     (b) Reorganization in Which the Company Is the Surviving Company

     Subject to Section 10(c) hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, this Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in this Stock Option Agreement, any restrictions applicable to this Option shall apply as well to any replacement shares received by the Optionee as a result of the reorganization, merger or consolidation.

     (c) Corporate Transaction.

          In the event of a Corporate Transaction, subject to the exceptions set forth in the last sentence of this Section 10(c) and the last sentence of Section 10(d) either of the following two actions shall be taken:

                (A) fifteen days prior to the scheduled consummation of a Corporate Transaction, this Option shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or:

                (B) the Board may elect, in its sole discretion, to cancel this Option pay or deliver, or cause to be paid or delivered, to the Optionee an amount in cash or securities having a value (as determined by the Board acting in good faith), equal to the product of the number of shares of Stock subject to the Option (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price applicable to such shares.

          With respect to the Company’s establishment of an exercise window, (i) any exercise of the Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the outstanding but unexercised Option shall terminate. The Board shall send written notice of an event that will result in such a termination to the Optionee no later than the time at which the Company gives notice thereof to its stockholders.

          This Section 10(c) shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Option, or for the substitution for such Option, of new common stock options relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and Option Price, in which event this Option shall continue in the manner and under the terms so provided.

     (d) Adjustments

     Adjustments under this Section 10 related to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     (e) No Limitations on Company

     The grant of the Option shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

     (f) Change In Control

     Unless otherwise provided in the Grant Letter, to the extent it remains outstanding and unexercised, the Option shall be deemed to have vested in full immediately prior to the occurrence of a Change in Control. Any termination of the Option in connection with a Change of Control, the period during which the Option may be exercised prior to such termination, and the required notice to be provided by the Company to the Optionee prior to such termination shall be determined according to Section 10(c) above.

     11. DISCLAIMER OF RIGHTS

     No provision in this Stock Option Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any of its Affiliates, or to interfere in any way with any contractual or other right or authority of the Company or any of its Affiliates either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationships between any individual and the Company or any of its Affiliates. In addition, notwithstanding anything contained in the Plan to the contrary, the Option shall not be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or any of its Affiliates), so long as such Optionee continues to be an employee, or otherwise in the service of, the Company or any of its Affiliates.

     12. FORFEITURE OF RIGHTS

     The Company at any time shall have the right to cause a forfeiture of the rights of the Optionee on account of the Optionee taking actions in competition with the Company. Unless otherwise specified in an employment or other agreement between the Company and the Optionee, the Optionee takes actions in competition with the Company if he or she directly or indirectly owns any interest in, operates, joins, controls or participates as a partner, director, principal, officer, or agent of, enters into the employment of, acts as a consultant to, or performs any services for, any entity which has material operations which compete with any business in which the Company or any of its Subsidiaries is engaged during the Optionee’s employment or other relationship with the Company or any of its Affiliates or at the time of the Optionee’s termination of employment or other relationship.

     13. CAPTIONS

     The use of captions in this Stock Option Agreement is for the convenience of reference only and shall not affect the meaning of any provision of such Stock Option Agreement.

     14. WITHHOLDING OF TAXES

     The Company shall have the right to deduct from payments of any kind otherwise due to an Optionee any federal, state, or local taxes of any kind required by law to be withheld with respect to any payments, distributions and property transferred under this Stock Option Agreement. At the time of exercise, the Optionee shall pay to the Company any amount that the Company may reasonably determine to be necessary to satisfy such withholding obligation.

     15. SEVERABILITY

     If any provision of the Plan or this Stock Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions thereof and hereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     16. INTERPRETATION OF THIS STOCK OPTION AGREEMENT

     All decisions and interpretations made by the Company or the Committee with regard to any question arising under the Plan or this Stock Option Agreement shall be final, binding and conclusive on the Company and the Optionee and any other person entitled to exercise the Option as provided for herein.

     17. GOVERNING LAW

     The validity and construction of this Stock Option Agreement shall be governed by the laws of the State of Delaware but not including the choice of law rules thereof.

     18. BINDING EFFECT

     Subject to all restrictions provided for in this Stock Option Agreement and the Plan and by applicable law limiting assignment and transfer of this Stock Option Agreement and the Option provided for herein, the Grant Letter and this Stock Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

     19. NOTICE

     Except as otherwise provided in the Grant Letter, all notices or other communications which may be or are required to be given by any party to any other party pursuant to this Stock Option Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, or telecopier (fax), addressed as follows:

     If to the Company:

     LCC International, Inc.
     7925 Jones Branch Drive
     McLean, Virginia 22102
     Attention: Compensation & Stock Option Committee
     Telecopy: (703) 243-8779

     If to the Optionee:

     At the address set forth below under the Optionee’s name at the foot of the Grant Letter.

     Each party may designate by notice in writing a new address to which any notice or other communication may thereafter be so given. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above, shall be deemed sufficiently given for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of personal courier or, with respect to a telecopy, upon acknowledgment of receipt thereof and in all cases at such time as delivery is refused by the addressee upon presentation.

     20. ENTIRE AGREEMENT

     This Stock Option Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Stock Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Optionee; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

MEMORANDUM

TO:

FROM:	Stock Plan Administration

DATE:

SUBJECT:	Annual Stock Option Grant

Pursuant to the terms of the Amended and Restated Equity Incentive Plan (the “Plan”) of LCC International, Inc. (the “Company”), you have been granted options to purchase _________ shares of the Company’s Class “A” Common Stock. Your options were granted by the Board of Directors on _________ (the “Grant Date”), and the exercise price is $_________ per share, the fair market value of the underlying Class “A” Common Stock on the Grant Date.

Your options are subject to the Plan and Stock Option Agreement Terms and Conditions (the “Option Terms and Conditions”) adopted by the Board. The Option Terms and Conditions, the Plan Prospectus and the Plan (which is attached to the Option Terms and Conditions) are available on the intranet at link.lcc.com, and the terms of both the Plan and the Option Terms and Conditions are incorporated by reference herein.

Your options vest in one-third increments on each of the first, second and third anniversary of the Grant Date. Your options will remain in effect for a period of ten years from the Grant Date, provided that you remain an employee or director of the Company or one of its affiliated companies. Your options will terminate automatically and without notice (i) thirty (30) days after the termination of your service as an employee or director of the Company, other than by reason of your death or disability, or (ii) one-hundred and eighty (180) days after the termination of your service as an employee or director of the Company as a result of your death or disability. If your service as an employee or director of the Company is terminated as a result of your death or disability, your options shall become 100% vested on the date of such termination. If there is a “Change of Control” (as defined in the Plan), your options shall become 100% vested immediately following the Change of Control.

You have the right to accept or decline the options granted to you. Please indicate your decision by checking the ACCEPT or DECLINE box below, and sign and return this form within 30 days to “Stock Plan Administration” at the Company’s corporate headquarters in McLean. Your acceptance means that you acknowledge having reviewed, and that you agree to be bound by, the terms of the Plan, the Option Terms and Conditions and this letter.

ACCEPT ☐	DECLINE ☐

In addition to the foregoing, the Company hereby requests that you consent to delivery to you of all prospectuses and other documents required to be delivered to you by the Company in connection with the Plan and any options granted to you under the Plan (whether in the past, at present or in the future) under applicable securities laws by posting such prospectuses and other documents on the Company Intranet under Investor Relations/Option Plans. You may revoke this consent at any time by notifying the Company in writing. The Company still has the right to deliver such prospectuses or other documents to you in any other manner permitted under applicable law. Moreover, you may obtain a paper copy of such prospectuses or other documents by contacting the Company’s Human Resources Department. Please indicate your decision by checking the CONSENT or DO NOT CONSENT box below.

CONSENT ☐	DO NOT CONSENT ☐

If you have any questions regarding the foregoing, please contact LCC Stock Administration representatives Brady Kavulic 703.873.2691 or Trish Drennan 703.873.2390.

Director/Optionee:

Print Name

Signature	Date

Address:

MEMORANDUM

TO:

FROM:	Stock Plan Administration

DATE:	_________, 2004

SUBJECT:	2004 Annual Stock Option Grant

Congratulations! Based on recommendations made by your manager, The Compensation and Stock Option Committee of the Board of Directors of LCC International, Inc. (the “Company”), has granted you an option to purchase shares of the Company’s Class “A” Common Stock at an exercise price of $_________ per share.

Your options were granted based upon your anticipated future contributions to the Company and through this process we encourage you to think and act like an owner of the Company.

Your options were granted on _________ (the “Date of Grant”) under, and are subject to the terms and conditions of, the Company’s Amended and Restated Equity Incentive Plan (the “Plan”) and the Non-Incentive Stock Option Agreement Terms and Conditions (the “Option Terms and Conditions”) previously adopted by the Board.

The first 1/3 of your option grant will vest (i.e., become exercisable) on December 31, 2004. The second and third increments will vest in 1/3 increments on each of the second and third anniversary of the Date of Grant. They will remain in effect for a period of ten years from the Date of Grant, provided that you remain continuously employed by the Company or one of its “Affiliates” (as defined in the Plan). Your options terminate automatically and without notice: (a) immediately upon the termination of your employment by the Company for “Cause” (as defined in the Plan), (b) thirty (30) days after the termination of your employment by the Company other than for Cause or by you for any reason, or (c) one-hundred and eighty (180) days after the termination of your employment due to death or disability.

As a benefit, options granted to you by the Company are your sole responsibility to manage and therefore, any and all tax implications based upon your country of residence, your work location, or assignment location, become your responsibility to report and pay, subject to the Company’s right to withhold any federal, state, local or foreign tax payment that is required relating to this grant and its exercise.

The Company’s Plan Prospectus, which outlines various features of the Plan and the rights associated with your options, the Plan itself and the Option Terms and Conditions, all can be found on the Company Intranet (LINK) under Inside LCC/Stock Administration/Prospectuses and Plans. Please familiarize yourself with these documents.

You have the right to accept or decline the options granted to you. Please indicate your decision by checking the ACCEPT or DECLINE box below, and sign and return this form to Stock Administration within 30 days. Your acceptance means that you acknowledge having reviewed, and that you agree to be bound by, the terms of the Plan, the Option Terms and Conditions and this letter.

ACCEPT ☐	DECLINE ☐

In addition to the foregoing, the Company hereby requests that you consent to delivery to you of all prospectuses and other documents required to be delivered to you by the Company in connection with the Plan and any options granted to you under the Plan (whether in the past, at present or in the future) under applicable securities laws by posting such prospectuses and other documents on the Company Intranet under Investor Relations/Option Plans. You may revoke this consent at any time by notifying the Company in writing. The Company still has the right to deliver such prospectuses or other documents to you in any other manner permitted under applicable law. Moreover, you may obtain a paper copy of such prospectuses or other documents by contacting the Company’s Human Resources Department. Please indicate your decision by checking the CONSENT or DO NOT CONSENT box below.

CONSENT ☐	DO NOT CONSENT ☐

If you have any questions regarding the foregoing, please contact Brady Kavulic at 703-873-2691.

Again, congratulations.

[Print Name]	[Date]

[Signature]

Mailing Address:

MEMORANDUM

TO:

FROM:	Stock Plan Administration

DATE:

SUBJECT:	Stock Option Grant

Congratulations! In connection with the commencement of your employment, the Compensation and Stock Option Committee, and the Board of Directors of LCC International, Inc. (the “Company”), has granted you an option to purchase ________ shares of the Company’s Class “A” Common Stock at an exercise price of $________ per share.

Your options were granted on ________ (the “Date of Grant”) under, and are subject to the terms and conditions of, the Company’s Amended and Restated Equity Incentive Plan (the “Plan”) and the Non-Incentive Stock Option Agreement Terms and Conditions (the “Option Terms and Conditions”) previously adopted by the Board.

The Option vests in 1/3 increments on each of the first, second and third anniversary of the Date of Grant, provided, that, if there is a “Change of Control” (as defined in the Plan) to the extent the Option remains outstanding and unexercised, it shall be deemed to have vested in full immediately prior to the occurrence of a Change in Control. Except as described in the following sentences, the Option will remain in effect for a period of ten years from the Date of Grant, provided that you remain continuously employed by the Company or one of its “Affiliates” (as defined in the Plan). The Option terminates automatically and without notice: (a) immediately upon the termination of your employment by the Company for “Cause” (as defined in the Plan), (b) thirty (30) days after the termination of your employment by the Company other than for Cause or by you for any reason, or (c) one-hundred and eighty (180) days after the termination of your employment due to death or disability. In addition, unless the Option is assumed or otherwise substituted for by an acquiror or successor company, the options granted under the Plan will terminate upon the occurrence of any of the following events: (a) a dissolution or liquidation of the Company, (b) a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (c) a sale of substantially all of the assets of the Company to another person or entity or (d) any other transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board that results in any person or entity (other than persons who are holders of the stock of the Company at the time the Plan was approved the stockholders of the Company and other than an Affiliate of the Company) owning 80 percent or more of the combined voting power of all classes of stock of the Company.

As a benefit, options granted to you by the Company are your sole responsibility to manage and therefore, any and all tax implications based upon your country of residence, your work location, or assignment location, become your responsibility to report and pay.

The Company’s Plan Prospectus, which outlines various features of the Plan and the rights associated with your options, the Plan itself and the Option Terms and Conditions, all can be found on the LINK under the HR tab/stock plans. Please familiarize yourself with these documents.

You have the right to accept or decline the options granted to you. Please indicate your decision by checking the ACCEPT or DECLINE box below, and sign and return this form to Stock Administration within 30 days. Your acceptance means that you acknowledge having reviewed, and that you agree to be bound by, the terms of the Plan, the Option Terms and Conditions and this letter.

ACCEPT ☐	DECLINE ☐

In addition to the foregoing, the Company hereby requests that you consent to delivery to you of all prospectuses and other documents required to be delivered to you by the Company in connection with the Plan and any options granted to you under the Plan (whether in the past, at present or in the future) under applicable securities laws by posting such prospectuses and other documents on the LINK under the HR tab/stock plans and notifying you of such posting by email to your email address at the Company. You may revoke this consent at any time by notifying the Company in writing. The Company still has the right to deliver such prospectuses or other documents to you in any other manner permitted under applicable law. Moreover, you may obtain a paper copy of such prospectuses or other documents by contacting the Company’s Human Resources Department. Please indicate your decision by checking the CONSENT or DO NOT CONSENT box below.

CONSENT ☐	DO NOT CONSENT ☐

If you have any questions regarding the foregoing, please contact Brady Kavulic or Trish Drennan.

Again, congratulations.

[Print Name]	[Date]

[Signature]

Address: